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[SUTHERLAND ASBILL & BRENNAN LLP]

                                 April 25, 2000


Equitrust Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Pre-Effective Amendment No. 1 to the registration statement on Form S-6 for EquiTrust Life Variable Account II (File No. 333-31446). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP


                                            By:  /s/ STEPHEN E. ROTH
                                               ----------------------------
                                                 Stephen E. Roth, Esq.